SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
March 18, 2005

UNIFI, INC.

(Exact name of registrant as specified in its charter)

New York	1-10542	11-2165495
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7201 West Friendly Avenue
Greensboro, North Carolina 27410
(Address of principal executive offices)

(336) 294-4410
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On March 18, 2005, UNIFI Manufacturing, Inc. (“UMI”), a North Carolina corporation and wholly owned subsidiary of Unifi, Inc. (the “Company”) entered into an amended and restated Chip Supply Agreement (the “Chip Supply Agreement”) by and between Nan Ya Plastics Corp., America, a Delaware corporation (“Nan Ya”) and UMI. This agreement updates and supercedes the previous Chip Supply Agreement dated June 19, 2003. Pursuant to the terms of the Chip Supply Agreement, Nan Ya agreed to purchase and deliver to UMI, and UMI agreed to purchase its requirement (subject to various exceptions discussed in the Chip Supply Agreement) of fiber grade polyester semi-dull and bright luster chip (“Chip”) needed for its partially oriented yarn spinning plant in Yadkinville, North Carolina. The term of the Chip Supply Agreement was extended to October 31, 2007, subject to termination by UMI upon six-months advance written notice. The Company has requested confidential treatment with respect to the pricing terms of the Chip Supply Agreement. A redacted copy of the Chip Supply Agreement is attached hereto as Exhibit 10.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits

10.1 Chip Supply Agreement by and between UNIFI Manufacturing, Inc. and Nan Ya Plastics Corp., America, filed herewith in redacted form as confidential treatment has been requested pursuant to Rule 24b-2 for certain portions thereof.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.

By:	/s/ Charles F. McCoy
Charles F. McCoy
Vice President, Secretary and General Counsel

Dated: March 24, 2005

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
10.1	Chip Supply Agreement by and between UNIFI Manufacturing, Inc. and Nan Ya Plastics Corp., America, filed herewith in redacted form as confidential treatment has been requested pursuant to Rule 24b-2 for certain portions thereof.